FOR IMMEDIATE RELEASE
Investor Contact: Sam Ullrich
(502) 638-3906
Sam.Ullrich@kyderby.com

Churchill Downs Incorporated Announces Robert L. Fealy Retires From Company’s Board of Directors

LOUISVILLE, KY. (July 24, 2024) - Churchill Downs Incorporated (“CDI” or “Company”) announced today that Robert L. Fealy retired from CDI’s Board of Directors on July 23, 2024.

"We are grateful for Bob’s long-term exemplary service as a board member of Churchill Downs Incorporated,” said Bill Carstanjen, CDI's President and Chief Executive Officer. "We will miss his perspective, insight, and dedication to our Company. I want to also personally thank him for his friendship and wisdom over the many years we have worked together.”
About Churchill Downs Incorporated
Churchill Downs Incorporated (“CDI”) (NASDAQ: CHDN) has been creating extraordinary entertainment experiences for over 150 years, beginning with the company’s most iconic and enduring asset, the Kentucky Derby. Headquartered in Louisville, Kentucky, CDI has expanded through the development of live and historical racing entertainment venues, the growth of the TwinSpires horse racing online wagering business and the operation and development of regional casino gaming properties. www.churchilldownsincorporated.com.